Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

BioMarin Pharmaceutical Inc.:

We consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (File Nos. 333-84787 and 333-85368) and (ii) the Registration Statements on Form S-3 (File Nos. 333-102066 and 333-108972) of BioMarin Pharmaceutical Inc. of our reports dated March 16, 2005, with respect to the consolidated balance sheets of BioMarin Pharmaceutical Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of BioMarin Pharmaceutical Inc.

/s/    KPMG LLP

San Francisco, California

March 16, 2005